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AMCORE FINANCIAL, INC. AND SUBSIDIARIES
EXHIBIT 11
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                                               Quarter Ended March 31,
(in 000's)                                                                    1996               1995
- ---------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                                         $5,630               $4,617
  SHARES
    Weighted average number of common shares                                  14,192               14,049

    Dilutive effect of outstanding options (as
     determined by application of the treasury
     stock method)                                                               197                  191
                                                                             -------              -------
    Weighted average number of shares, as adjusted                            14,389               14,240
                                                                             =======              =======
  PRIMARY EARNINGS PER SHARE*                                                 $0.391               $0.324
                                                                             =======              =======

FULLY DILUTED EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                                         $5,630               $4,617

  SHARES
    Weighted average number of shares, as adjusted
     per primary computation above                                            14,389               14,240

    Additional dilutive effect of outstanding options
     (as determined by application of the treasury
     stock method)                                                               -                      -
                                                                             -------              -------
    Weighted average number of shares, as adjusted                            14,389               14,240
                                                                             =======              =======

  FULLY DILUTED EARNINGS PER SHARE*                                           $0.391               $0.324
                                                                             =======              =======




* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




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